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Exhibit 10.4

SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT

        THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of April 14, 2004, by and among, on the one hand, Lenders, WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders ("Agent") and, on the other hand, MIDWAY HOME ENTERTAINMENT INC., a Delaware corporation ("Midway"), MIDWAY AMUSEMENT GAMES, LLC, a Delaware limited liability company ("MAG"; Midway and MAG are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers"), MIDWAY GAMES INC., a Delaware corporation ("Parent"), MIDWAY GAMES WEST INC., a California corporation ("MGW"), MIDWAY INTERACTIVE INC., a Delaware corporation ("MI"), MIDWAY SALES COMPANY, LLC, a Delaware limited liability company ("MSC"), MIDWAY HOME STUDIOS INC., a Delaware corporation ("MHS"), and SURREAL SOFTWARE INC., a Washington corporation ("Surreal"; Parent, MGW, MI, MSC, MHS and Surreal, are referred to hereinafter each individually as a "U.S. Credit Party" and individually and collectively, jointly and severally, as the "U.S. Credit Parties")

        WHEREAS, Borrowers, U.S. Credit Parties, Agent, and Lenders are parties to that certain Loan and Security Agreement dated as of March 3, 2004 (as amended, modified or supplemented from time to time, the "Loan Agreement"); and

        WHEREAS, Borrowers, U.S. Credit Parties, Agent and Lenders have agreed to amend the Loan Agreement in certain respects, subject to the terms and conditions contained herein.

        NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

        1.     Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

        2.     Amendment to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Loan Agreement is amended as follows:

        (a)   The definition of "Applicable Margin" in Section 1.1 is amended and restated as follows:

        "Applicable Margin" means:

          (A)  with respect to Advances that are LIBOR Rate Loans and Base Rate Loans, from the date hereof to, but not including, the first date of adjustment provided for below, the percentages set forth below (on a per annum basis):

Base Rate Loans	0.00%
LIBOR Rate Loans	2.75%

    Commencing with the delivery of the audited financial statements required to be delivered pursuant to Section 6.3(b) for the fiscal year ending December 31, 2004, the percentages described in this definition of "Applicable Margin" related to Advances will be adjusted (effective prospectively) on the first day of the month following delivery to Agent of the audited financial statements corresponding to the end of a fiscal year required to be delivered pursuant to Section 6.3(b) by reference to EBITDA for such fiscal year, in accordance with the following:

EBITDA	Applicable Margin for Base Rate Loans	Applicable Margin for LIBOR Rate Loans
Greater than $12,000,000	0.00%	2.75%
Equal to or lesser than $12,000,000 but greater than $8,000,000	0.50%	3.25%
Equal to or lesser than $8,000,000	1.00%	3.75%

    provided, that if Borrowers fail to deliver the relevant financial statements required to be delivered pursuant to Section 6.3(b) of this Agreement on or before the due date thereof, the Applicable Margin for each type of loan shall be the highest Applicable Margin set forth above for such type of loan until the actual delivery of such financial statements, at which time the Applicable Margin shall adjust as set forth above (effective prospectively).

          (B)  with respect to the portions of the Term Loan that are LIBOR Rate Loans and Base Rate Loans, from April 14, 2004 to, but not including, the first date of adjustment provided for below, the percentages set forth below (on a per annum basis):

Base Rate Loans	0%
LIBOR Rate Loans	2.75%

    Commencing with the delivery of the financial statements required to be delivered pursuant to Section 6.3(a) for the most recently ended fiscal month, the percentages described in this definition of "Applicable Margin" related to the Term Loan will be adjusted (effective prospectively) on the first day of the month following delivery to Agent of the such financial statements by reference to average daily Liquidity for such fiscal month, in accordance with the following:

Liquidity	Term Loan Margin for Base Rate Loans	Term Loan Margin for LIBOR Rate Loans
Greater than $85,000,000	0.00%	2.75%
Equal to or lesser than $85,000,000 but greater than $60,000,000	1.00%	3.75%
Equal to or lesser than $60,000,000 but greater than $30,000,000	3.00%	5.75%
Equal to or lesser than $30,000,000	6.00%	N/A

    provided, that if Borrowers fail to deliver the relevant financial statements required to be delivered pursuant to Section 6.3(a) of this Agreement on or before the due date thereof, the Applicable Margin for each type of loan shall be the highest Applicable Margin set forth above for such type of loan until the actual delivery of such financial statements, at which time the Applicable Margin shall adjust as set forth above (effective prospectively). The Applicable Margin for the Term Loan prior to April 14, 2004 shall be 6.00%.

        (b)   The definition of "LIBOR Rate Loan" in Section 1.1 is amended and restated as follows:

          "LIBOR Rate Loan" means each portion of an Advance or Term Loan that bears interest at a rate determined by reference to the LIBOR Rate.

        (c)   A new definition of "Liquidity" shall be added to Section 1.1 to read as follows:

          "Liquidity" means, as of any date of determination, Qualified Cash plus Modified Excess Availability.

        (d)   A new definition of "Modified Excess Availability" shall be added to Section 1.1 to read as follows:

          "Modified Excess Availability" means Excess Availability calculated as if the Maximum Revolver Amount is $25,000,000.

        (e)   The definition of "Term Loan Margin" in Section 1.1 is hereby deleted in its entirety.

        (f)    Section 2.6(a) of the Loan Agreement is amended and restated as follows:

          (a)    Interest Rates.    Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

          The foregoing notwithstanding, at no time shall any portion of the Obligations (other than Bank Product Obligations) bear interest on the Daily Balance thereof at a per annum rate less than 4%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

        (g)   Section 2.13(a) of the Loan Agreement is amended and restated as follows:

          Interest and Interest Payment Dates.    In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances or Term Loan be charged at a rate of interest based upon the LIBOR Rate; provided that the Borrowers shall not have the option to have interest charged at a rate of interest based upon the LIBOR Rate on any portion of the Term Loan for any period prior to April 14, 2004 or if Liquidity is less than $30,000,000 for any time period. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof have elected to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances or any portion of the Term Loan bear interest at the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

        (h)   Section 2.13(b)(i) of the Loan Agreement is amended and restated as follows:

          Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Administrative Borrower's election of the LIBOR Option for a permitted portion of the Advances or Term Loan and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment or Term Loan Commitment, as applicable.

        (i)    Section 2.13(d)(ii) of the Loan Agreement is amended and restated as follows:

          In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain Advances or any portion of the Term Loan as LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Administrative Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

        (j)    The following sentence is hereby added to the end of Section 12 of the Loan Agreement: "Notwithstanding the foregoing, deliveries by the Borrower to Agent pursuant to Sections 6.2 and 6.3(a) through (e) shall be delivered only to Agent's address in Boston, Massachusetts, attention Account Executive, with copy to Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd."

        3.    Ratification.    This Amendment, subject to satisfaction of the conditions provided below, shall constitute an amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

        4.    Conditions to Effectiveness.    This Amendment shall become effective as of the date hereof and upon the satisfaction of the following conditions precedent:

        (a)   Parent shall have received cash proceeds of at least $82,000,000 from the closing of its common stock offering on April 14, 2004;

        (b)   Each party hereto shall have executed and delivered this Amendment to Agent;

        (c)   Companies shall have delivered to Agent such documents, agreements and instruments as may be requested or required by Agent in connection with this Amendment, each in form and content acceptable to Agent;

        (d)   No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

        (e)   All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

        5.    Miscellaneous.

          (a)    Warranties and Absence of Defaults.    In order to induce Agent to enter into this Amendment, each Company hereby warrants to Agent, as of the date hereof, that the representations and warranties of Companies contained in the Loan Agreement are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof).

          (b)    Expenses.    Companies, jointly and severally, agree to pay on demand all costs and expenses of Agent (including the reasonable fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Loan Agreement as amended hereby.

          (c)    Governing Law.    This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

          (d)    Counterparts.    This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

        6.    Release.

        (a)   In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Company, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Company or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

        (b)   Each Company understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

        (c)   Each Company agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

MIDWAY HOME ENTERTAINMENT INC., a Delaware corporation
MIDWAY AMUSEMENT GAMES, LLC, Delaware limited liability company
MIDWAY GAMES INC., a Delaware corporation
MIDWAY GAMES WEST INC., a California corporation
MIDWAY INTERACTIVE INC., a Delaware corporation
MIDWAY SALES COMPANY, LLC, a Delaware limited liability company
MIDWAY HOME STUDIOS INC., a Delaware corporation
SURREAL SOFTWARE INC., a Washington corporation
Each By	/s/ THOMAS E. POWELL
Title	EVP Finance, CFO and Treasurer
WELLS FARGO FOOTHILL, INC., a California corporation, as Agent, as UK Security Trustee and as a Lender
By	/s/ JOHN T. LEONARD

Title	Vice President

Signature page to Second Amendment to Loan and Security Agreement

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SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT